EXECUTION COPY





                                                                   EXHIBIT 4.100
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                            RENTAL CAR FINANCE CORP.

                           MBIA INSURANCE CORPORATION

                           J.P. MORGAN SECURITIES INC.

                          DEUTSCHE BANK SECURITIES INC.

                         CREDIT SUISSE FIRST BOSTON LLC

                  DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC

                            SCOTIA CAPITAL (USA) INC.

       Series 2003-1 Floating Rate Rental Car Asset Backed Notes, Class A


                            INDEMNIFICATION AGREEMENT










Dated: As of March 19, 2003


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



     INDEMNIFICATION AGREEMENT, dated as of March 19, 2003 (this "Indemnification Agreement"), by and among RENTAL CAR FINANCE CORP. ("RCFC"), MBIA INSURANCE CORPORATION (the "Series 2003-1 Insurer") and J.P. MORGAN SECURITIES INC., DEUTSCHE BANK SECURITIES INC., CREDIT SUISSE FIRST BOSTON LLC, DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC and SCOTIA CAPITAL (USA) Inc. (the "Initial Purchasers").

          Section 1. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in Schedule 1 to the Base Indenture, dated as of December 13, 1995 (as amended, modified or supplemented to the date hereof, the "Base Indenture"), between RCFC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee or the Series 2003-1 Supplement to the Base Indenture, dated as of March 25, 2003 (the "Series 2003-1 Supplement"), between the Issuer and the Trustee, as applicable.

          Section 2. Representations, Warranties and Agreements of the Initial Purchasers. Each of the Initial Purchasers represents, warrants and agrees with the Series 2003-1 Insurer that with respect to the offering of the Series 2003-1 Notes, it will not use any offering materials (other than the Preliminary Private Placement Memorandum, dated March 13, 2003 (the "Preliminary Base
Private Placement Memorandum"), the Supplement to the Preliminary Private Placement Memorandum, dated March 13, 2003 (the "Preliminary Placement Supplement" and, together with the Preliminary Base Private Placement
Memorandum, the "Preliminary Private Placement Memorandum"), the Private Placement Memorandum, dated March 19, 2003 (the "Base Private Placement Memorandum") and the Supplement to the Private Placement Memorandum, dated March 19, 2003 (the "Placement Supplement" and, together with the Base Private Placement Memorandum, the "Private Placement Memorandum")), which make reference to, or relate to, the Series 2003-1 Insurer without the written consent of the Series 2003-1 Insurer.

          Section 3. Representations and Warranties of RCFC. RCFC represents and warrants to, and agrees with, the Series 2003-1 Insurer as follows:

          (a) Except for the Series 2003-1 Insurer Information (as defined below) and the information specified on Schedule A hereto (the "Initial Purchaser Information"), in each case, in the Preliminary Private Placement Memorandum and the Private Placement Memorandum, (i) the Preliminary Private Placement Memorandum, as of the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Private Placement Memorandum, as of the date of the Private Placement Memorandum and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) As of the Closing Date, its representations and warranties contained in the Related Documents will be true and correct in all material respects.

          Section 4. Representations, Warranties and Agreements of the Series 2003-1 Insurer. The Series 2003-1 Insurer represents and warrants to, and agrees with, RCFC and each of the Initial Purchasers as follows:

          (a) Organization and Licensing. The Series 2003-1 Insurer is a New York domiciled stock insurance company licensed to do business in the State of New York.

          (b) Corporate Power. The Series 2003-1 Insurer has the corporate power and authority to issue the Series 2003-1 Policy and execute and deliver this Indemnification Agreement and the Insurance Agreement and to perform all of its obligations hereunder and thereunder.

          (c) Authorization; Approvals. The Series 2003-1 Insurer has duly authorized, executed and delivered this Indemnification Agreement and the Insurance Agreement. All licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies required for the enforceability of the Series 2003-1 Policy have been obtained.

          (d) Enforceability. The Series 2003-1 Policy, when issued, and the Insurance Agreement, when executed by the parties thereto, will constitute, and this Indemnification Agreement constitutes, a legal, valid and binding obligation of the Series 2003-1 Insurer, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained herein insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

          (e) Financial Statements. The consolidated financial statements of the Series 2003-1 Insurer incorporated by reference into the Placement Supplement, fairly presented in all material respects the financial condition of the Series 2003-1 Insurer as of the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied. Since September 30, 2002, there has been no material change in such financial condition of the Series 2003-1 Insurer that would materially and adversely affect the Series 2003-1 Insurer's ability to perform its obligations under the Series 2003-1 Policy.

          (f) Series 2003-1 Insurer Information. On the date thereof, the information included in or incorporated by reference into the Preliminary Private Placement Memorandum under the caption "Description of Credit Enhancement--The Series 2003-1 Policy and the Series 2003-1 Insurer" (the "Series 2003-1 Insurer Information (Preliminary Placement Supplement)") was true and correct in all material respects and did not contain any untrue statement of a material fact and did not omit any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date hereof and on the Closing Date, the information included in or incorporated by reference into the Private Placement Memorandum under the caption "Description of Credit Enhancement--The Series 2003-1 Policy and the Series 2003-1 Insurer" (the "Series 2003-1 Insurer Information (Final Placement Supplement)" and, together with the Series 2003-1 Insurer Information (Preliminary Placement Supplement), the "Series 2003-1 Insurer Information") is and will be true and correct in all material respects and does not and will not contain any untrue statement of a material fact and does not and will not omit any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Series 2003-1 Insurer acknowledges and agrees that it has provided the Series 2003-1 Insurer Information to RCFC for inclusion in the Preliminary Private Placement Memorandum and Private Placement Memorandum and consents to the inclusion therein.

          (g) Modifications to the Series 2003-1 Insurer Information. If, during the period after the first date of the offering of the Series 2003-1 Notes when the Private Placement Memorandum is required by law to be delivered in connection with sales of the Series 2003-1 Notes by an Initial Purchaser or dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers, counsel for RCFC or counsel for the Series 2003-1 Insurer, to amend or supplement the Private Placement Memorandum in order to make the Series 2003-1 Insurer Information, in the light of the circumstances when the Private Placement Memorandum is delivered to a purchaser, not misleading, the Series 2003-1 Insurer shall, upon


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

the request of the Initial Purchasers or the Issuer, cooperate with preparation of, at the expense of the Issuer (other than any expenses incurred by the Series 2003-1 Insurer in connection with the preparation or audit of, or otherwise with respect to, its financial statements or other financial information set forth or incorporated by reference in the Private Placement Memorandum, which expenses shall be paid by the Series 2003-1 Insurer), either amendments or supplements to the Private Placement Memorandum that may be furnished to the dealers to which the Series 2003-1 Notes may have been sold by the Initial Purchasers and to any other dealers or other parties as appropriate so that the Series 2003-1 Insurer Information as so amended or supplemented will not, in the light of the circumstances when the Private Placement Memorandum is delivered to a purchaser, be misleading.

          (h) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Series 2003-1 Insurer's actual knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its ability to perform its obligations under the Series 2003-1 Policy, this Indemnification Agreement or the Insurance Agreement.

          (i) Exemption from Registration. If the Series 2003-1 Policy is a "security" under the Securities Act, the Series 2003-1 Policy is exempt from registration under the Securities Act.

          Section 5. Indemnification and Contribution. (a) The Series 2003-1 Insurer agrees upon the terms and subject to the conditions of this Indemnification Agreement to indemnify and hold harmless (i) each Initial
Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) RCFC, each of its directors and each person, if any, who controls RCFC within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, in each case from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser, RCFC or any such controlling person in connection with defending or investigating any such action or claim) or obligations whatsoever paid, in any such case, caused by a breach of any of the representations of the Series 2003-1 Insurer contained in Section 4 hereof.

          (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Series 2003-1 Insurer, each of its directors and each person, if any, who controls the Series 2003-1 Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Series 2003-1 Insurer or any such controlling person in connection with defending or investigating any such action or claim) or obligations whatsoever paid, in any such case, caused by any untrue statement or alleged untrue statement of a material fact contained in the Initial Purchaser Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to the Initial Purchaser Information in the Preliminary Private Placement Memorandum and the Private Placement Memorandum.

          (c) Except for the Series 2003-1 Insurer Information and the Initial Purchaser Information in the Preliminary Private Placement Memorandum and Private Placement Memorandum, RCFC agrees to indemnify and hold harmless the Series 2003-1 Insurer, each of its directors and each person, if any, who controls the Series 2003-1 Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Series 2003-1 Insurer or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Private Placement Memorandum or Private Placement Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


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

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party other than under this Section 5. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may, except as provided in the immediately following sentence, assume the defense of such action, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Except as provided in Section 5(e) below with respect to contribution, the indemnification provided herein by the indemnifying party shall be the exclusive remedy of each indemnified party for the losses, claims, damages and liabilities resulting from the indemnifying party's breach of a representation, warranty or agreement hereunder; provided, however, that each indemnified party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the losses, claims, damages and liabilities incurred thereby resulting from such breach. In the event that any expenses so paid by the indemnifying party are subsequently determined not to be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund to the indemnifying party the amount so paid by such indemnifying party. The indemnified parties shall cooperate with the indemnifying parties in resolving any event which would give rise to an indemnity obligation hereunder in the most efficient manner. Any failure by an indemnified party to comply with the provisions of this section shall relieve the indemnifying party of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses or remedies in respect thereof or the indemnifying party's financial liability hereunder, and then only to the extent of such prejudice.


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

          (e) If the indemnification provided for in paragraphs (a), (b) or (c) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in the case of the indemnities provided in paragraphs (a) (as between the Series 2003-1 Insurer and the Initial Purchasers) and (b) (A) in such proportion as is appropriate to reflect the relative benefits received by the Series 2003-1 Insurer on the one hand and the Initial Purchasers on the other hand from the offering of the Series 2003-1 Notes or (B) if the allocation provided by clause (A) of this clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Series 2003-1 Insurer on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) in the case of the indemnities provided in paragraphs
(a) (as between the Series 2003-1 Insurer and RCFC) and (c), (A) in such proportion as is appropriate to reflect the relative benefits received by the Series 2003-1 Insurer on the one hand and RCFC on the other hand from the offering of the Series 2003-1 Notes or (B) if the allocation provided by clause
(A) of this clause (ii) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Series 2003-1 Insurer on the one hand and of RCFC on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits of the Series 2003-1 Insurer shall be deemed to be the aggregate amount of premiums paid to the Series 2003-1 Insurer in respect of the Series 2003-1 Policy through the applicable date of determination of such relative benefits less any amount paid by the Series 2003-1 Insurer under the Series 2003-1 Policy through such date. The relative benefits received by RCFC on the one hand and of the Initial Purchasers on the other hand in connection with the offering of the Series 2003-1 Notes shall be deemed to be in the same proportion as the aggregate offering price of the Series 2003-1 Notes bears to the total underwriting discounts, commissions and structuring or other fees received by the Initial Purchasers in connection with the Series 2003-1 Notes. The relative fault of the Series 2003-1 Insurer or of RCFC or of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Series 2003-1 Insurer or by RCFC or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 5 are several in proportion to the respective principal amounts of Series 2003-1 Notes they have purchased pursuant to the Note Purchase Agreement, and not joint.

          (f) RCFC, the Series 2003-1 Insurer and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, (i) no Initial Purchaser shall be required to contribute hereunder any amount in excess of the total amount of discounts, commissions and structuring or other fees received by such Initial Purchaser under the Note Purchase Agreement and (ii) no Initial Purchaser shall be required to contribute hereunder and under the Note Purchase Agreement in the aggregate any amount in excess of the total amount of discounts, commissions and structuring or other fees received by such Initial Purchaser under the Note Purchase Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.


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

          (g)  The  indemnity  and  contribution  provisions  contained  in this
Section 5 and the representations and warranties of the Series 2003-1 Insurer contained in this Indemnification Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Indemnification Agreement, (ii) any investigation or statement as to the results of any investigation made by or on behalf of (x) any Initial Purchaser or any person controlling any Initial Purchaser (y) the Series 2003-1 Insurer, its officers or directors or any person controlling the Series 2003-1 Insurer or (z) RCFC, its officers or directors or any person controlling RCFC and (iii) acceptance of and payment for any of the Series 2003-1 Notes.

          Section 6. Amendments, Etc. This Indemnification Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto.

          Section 7. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

          (a)  To RCFC:

               Rental Car Finance Corp.
               5330 East 31st Street
               Tulsa, Oklahoma  74135
               Attention: Pamela S. Peck
               Facsimile:  (918) 669-2301
               Confirmation: (918) 669-2395

               With a copy to:

               Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. 320 South Boston Avenue, Suite 400
               Tulsa, Oklahoma 74103-3708
               Attention: Stephen W. Ray
               Facsimile: (918) 594-0505
               Confirmation: (918) 594-0415

          (b)  To the Series 2003-1 Insurer:


               MBIA Insurance Corporation
               113 King St.
               Armonk, New York 10504
               Attention:  Insured Portfolio Management, Structured Finance
               Facsimile:  (800) 787-1311
               Confirmation:  (914) 765-3781

               With a copy to:

               Kutak Rock LLP
               Suite 2100
               Peachtree Center
               South Tower
               225 Peachtree Street, NE
               Atlanta, GA 30303-1731
               Attention: Edward M. Ford
               Facsimile: (404) 222-4654
               Confirmation: (404) 222-4645


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

          (c)  To the Initial Purchasers:

               c/o J.P. Morgan Securities Inc.
               270 Park Avenue
               New York, New York  10017
               Attention: William Magid
               Facsimile: (212) 834-6564
               Confirmation: (212) 834-5141

               With a copy to:

               Latham & Watkins LLP
               885 Third Avenue
               New York, NY 10022
               Attention: Laura A. Defelice
               Facsimile: (212) 751-4864
               Confirmation: (212) 906-1780

          A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt. All such notices telecopied shall be effective upon acknowledgment of receipt electronically confirmed by the sender's telecopy machine.

          Section 8. Severability. In the event that any provision of this Indemnification Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

          Section 9. Governing Law. This Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Section 10. Counterparts.   This  Indemnification   Agreement  may  be
executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

          Section 11. Headings. The headings of Sections contained in this Indemnification Agreement are provided for convenience only. They form no part of this Indemnification Agreement and shall not affect its construction or interpretation.

          Section 12. Miscellaneous. This Indemnification Agreement shall inure to the benefit and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 5 hereof, and no other person shall have any right or obligation hereunder. This Indemnification Agreement supercedes all prior agreements or understandings entered into by the Series 2003-1 Insurer relating to the subject matter hereof other than the Insurance Agreement. This Indemnification Agreement may not be assigned by any party without the express written consent of each other party. This Indemnification Agreement in no way limits or otherwise affects the indemnification obligations of RCFC under the Insurance Agreement or the Indenture. Nothing in this Indemnification Agreement shall be construed as a representation or undertaking by the Series 2003-1 Insurer concerning maintenance of the rating currently assigned to its claims-paying ability by Moody's Investors Service, Inc. and/or Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any other rating agency.

          Section 13. No Bankruptcy Petition. Each of the Initial Purchasers and the Series 2003-1 Insurer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against RCFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this
Section 13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from RCFC pursuant to this Indemnification Agreement. In the event that any such Initial Purchaser or the Series 2003-1 Insurer, as the case may be takes action in violation of this Section 13, RCFC shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Initial Purchaser or the Series 2003-1 Insurer, as applicable against RCFC or the commencement of such action and raising the defense that such Initial Purchaser or the Series 2003-1 Insurer, as applicable has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13 shall survive the termination of this Indemnification Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement, all as of the day and year first above mentioned.



                                        RENTAL CAR FINANCE CORP.


                                        By:_____________________________________
                                           Name:  Pamela S.  Peck
                                           Title:  Vice President and Treasurer


                                        MBIA INSURANCE CORPORATION


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        J.P. Morgan Securities Inc.
                                        Deutsche Bank Securities Inc.
                                        Credit Suisse First Boston LLC
                                        Dresdner Kleinwort Wasserstein
                                        Securities LLC
                                        Scotia Capital (USA) Inc.


                                        By:  J.P. MORGAN SECURITIES INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                   SCHEDULE A

                   Information Provided by Initial Purchasers
                   ------------------------------------------


The information provided by the Initial Purchasers consists of the following paragraphs in the final private placement memorandum and supplement to the final private placement memorandum, both dated March 19, 2003:

     (1) the first two sentences of the last paragraph on the front cover page of the supplement to the final private placement memorandum concerning the terms of the offering by the Initial Purchasers;

     (2) the legend concerning over-allotments and stabilizing on page S-5 of the supplement to the final private placement memorandum;

     (3)  the  second  sentence  of  the  second  paragraph  in the  "Method  of
Distribution"   section  of  the  supplement  to  the  final  private  placement memorandum;

     (4)  the  fourth,  fifth,  seventh and eighth paragraphs  in the "Method of
Distribution"   section  of  the  supplement  to  the  final  private  placement memorandum;

     (5) the next to last sentence in the "Restrictions on Transfer" section of "Risk Factors" on page 21 of the final private placement memorandum; and

     (6) the fifth paragraph and the second sentence of the seventh paragraph in the "Methods of Distribution" section in the final private placement memorandum.